UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 14, 2023

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On April 14, 2023, Marvell Technology, Inc. (“Marvell” or the “Company”) entered into an amended and restated revolving credit agreement by and among Marvell, the lenders party thereto (each, a “Revolving Lender”) and Bank of America, N.A., as the administrative agent (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for borrowings of up to $1.0 billion in the form of revolving loans (“Revolving Loans”). The proceeds of the Revolving Loans will be used for general corporate purposes of Marvell and its subsidiaries. The Revolving Credit Agreement amends and restates the Revolving Credit Agreement, dated as of December 7, 2020, by and among Marvell, Marvell Technology Group Ltd., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, which provided for a $750.0 million revolving credit facility maturing in December 2025.

Amounts borrowed under the Revolving Credit Agreement bear interest, at the Company’s election, at an “alternative base rate” plus an applicable margin or at an adjusted term SOFR rate with a term of one, three or six months, plus an applicable margin. In the case of alternate base rate loans, amounts borrowed bear interest at a per annum rate equal to the “alternate base rate,” which is the higher of (i) 0.5% above the Federal Funds Effective Rate, (ii) the prime rate set by the administrative agent, (iii) 1.0% above the applicable adjusted term SOFR rate and (iv) 1.0%. In the case of term SOFR loans, amounts borrowed bear interest at a per annum rate equal to the adjusted term SOFR rate for the applicable interest period plus a margin based on ratings as set forth above, which margin initially equals 1.375%.

The amounts borrowed under the Revolving Loans must be paid in full on the fifth anniversary of the date of execution of the Revolving Credit Agreement (the “Effective Date”).

The Company may prepay any borrowing at any time without premium or penalty. The Company must pay each Revolving Lender a commitment fee, which accrues based on ratings as set forth above, and initially accrues at 0.175% per annum, on the daily unused amount of the commitment for Revolving Loans of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such commitment terminates.

The Revolving Credit Agreement requires that Marvell and its subsidiaries, subject to certain exceptions, comply with covenants relating to customary matters, including with respect to creating or permitting certain liens, entering into sale and leaseback transactions, and consolidating, merging, liquidating or dissolving. It also prohibits subsidiaries of the Company from incurring additional indebtedness, subject to certain exceptions, and requires that the Company maintain a leverage ratio as of the end of each fiscal quarter of no greater than 4.00 to 1.00.

Amounts outstanding under the Revolving Credit Agreement may become immediately due and payable upon the occurrence of specified events, including, among other things: failure to pay any obligations under the Revolving Credit Agreement that have become due; breach of certain covenants; any event or condition that results in any indebtedness or obligation with respect to hedging agreements in an aggregate outstanding principal amount of $100.0 million or more becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity; filings or proceedings in bankruptcy; the Company or any material subsidiary becoming unable or admitting in writing its inability or failure generally to pay its debts as they become due; one or more final judgments in an aggregate amount in excess of $100.0 million (other than any judgment covered by insurance (other than a self-insurance program)) is rendered against the Company, any material subsidiary or any combination thereof and remains unsatisfied; certain ERISA events; and a change in control.

Certain Revolving Lenders under the Revolving Credit Agreement and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Marvell and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Revolving Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement.

Amendment to Existing Credit Agreement

On April 14, 2023, Marvell entered into First Amendment to Credit Agreement by and among Marvell, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent (the “Amendment”). The Amendment amends the Credit Agreement, dated as of December 7, 2020, by and among Marvell, Marvell Technology Group Ltd., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent (the “Existing Credit Agreement”). The Amendment amends and modifies the Existing Credit Agreement to, among other things, adopt SOFR interest rates and conform the maximum leverage ratio financial covenant with the Revolving Credit Agreement.

Certain lenders under the Amendment and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Marvell and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Amended and Restated Revolving Credit Agreement, dated as of April 14, 2023, among Marvell Technology, Inc., the lenders party thereto, and Bank of America, N.A., as the Administrative Agent.

10.2	First Amendment to Credit Agreement, dated as of April 14, 2023, among Marvell Technology, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: April 17, 2023	By:	/s/ Willem Meintjes
Willem Meintjes
Chief Financial Officer